As filed with the Securities and Exchange Commission on February 20, 2018

Registration 333-221942

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

To

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

POTLATCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	6798	82-0156045
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

601 West First Avenue, Suite 1600

Spokane, WA 99201

(509) 835-1500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lorrie D. Scott, Esq.

Vice President, General Counsel & Corporate Secretary

Potlatch Corporation

601 West First Avenue, Suite 1600

Spokane, WA 99201

(509) 835-1500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew Bor Stephanie Hirano Perkins Coie LLP 1201 Third Avenue Seattle, Washington 98101 (206) 359-8577	Jim F. Andrews, Jr. Vice President, General Counsel & Secretary Deltic Timber Corporation 210 East Elm Street El Dorado, Arkansas 71730 (870) 881-9400	William L. Taylor Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4133

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and upon completion of the merger described in the enclosed joint proxy statement/prospectus.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY STATEMENT

This Post-Effective Amendment No. 1 (the “Amendment”) relates to the Registration Statement on Form S-4, as amended (the “Registration Statement”), File No. 333- 221942, of Potlatch Corporation (“Potlatch”) which was filed on December 7, 2017 and amended on January 17, 2018, and became effective on January 17, 2018. Potlatch has filed this Amendment to include Exhibit 8.3, Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to the qualification of Potlatch as a real estate investment trust.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS; UNDERTAKINGS

Item 20.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person, including an officer and director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such cooperation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter herein, the corporation must indemnify such person against the expenses (including attorneys’ fees) that such officer or director actually and reasonably incurred in connection therewith.

Article Seventh of Potlatch’s Second Restated Certificate of Incorporation provides for indemnification to the fullest extent permitted by the Delaware General Corporation Law.

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to the standards and restrictions, if any, set forth in its limited liability company agreement.

Potlatch also maintains insurance policies that insure its officers and directors against certain liabilities. Potlatch has also entered into agreements with its directors and certain of its officers that will require Potlatch, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent permitted by law.

It is the opinion of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act of 1933 is against public policy and is unenforceable pursuant to Section 14 of the Securities Act of 1933.

Item 21.	Exhibits

The following Exhibits are filed as part of, or are incorporated by reference in, this Registration Statement:

Exhibit No.	Document

2.1*	Agreement and Plan of Merger, dated as of October 22, 2017, among Potlatch Corporation, Portland Merger LLC and Deltic Timber Corporation (included as Annex A to the joint proxy statement/prospectus forming a part of this Registration Statement and incorporated herein by reference)

(4)(a)	Second Restated Certificate of Incorporation of Potlatch Corporation, effective February 3, 2006 (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K filed by Potlatch Corporation on February 6, 2006 (File No. 001-32729))

(4)(b)	Bylaws of Potlatch Corporation, as amended through February 18, 2009 (incorporated by reference to Exhibit (3)(b) to the Current Report on Form 8-K filed by Potlatch Corporation on February 20, 2009 (File No. 001-32729))

(4)(c)	Form of Common Stock Certificate of Potlatch Corporation (incorporated by reference to Exhibit (4) to the Registration Statement on Form S-4 filed by Potlatch Corporation on September 19, 2005 (File No. 333-128403))

5.1*	Opinion of Perkins Coie LLP as to the validity of the securities being registered

8.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to certain tax matters

8.2*	Opinion of Davis Polk & Wardwell LLP as to certain tax matters

8.3**	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to certain tax matters

21.1	Subsidiaries of Potlatch (incorporated by reference to Exhibit 21 to Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed by Potlatch Corporation on February 17, 2017—(File No. 001-32729))

23.1*	Consent of Perkins Coie LLP (included in Exhibit 5.1 hereto)

23.2*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1 hereto)

23.3*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 8.2 hereto)

23.4*	Consent of KPMG LLP, independent registered public accounting firm

23.5*	Consent of KPMG LLP, independent registered public accounting firm

24.1*	Power of Attorney (included on the signature page of this Registration Statement)

99.1*	Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated

99.2*	Consent of Goldman, Sachs & Co. LLC

99.3*	Form of Proxy of Potlatch Corporation

99.4*	Form of Proxy of Deltic Timber Corporation

*	Previously filed.
**	Filed herewith.

Item 22.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness (provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use).

(6) That for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) The portion of any other free writing prospectus relating the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(8) That every prospectus (i) that is filed pursuant to paragraph (6) above, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment has become effective, and that for the purpose of determining liabilities under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(10) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

(11) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on February 20, 2018.

POTLATCH CORPORATION

By:	/s/ Michael J. Covey
Name:	Michael J. Covey
Title:	Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on the 16th day of January, 2018.

Signature	Title

/s/ Michael J. Covey	Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
Michael J. Covey

*	Director, President and Chief Operating Officer
Eric J. Cremers

*	Vice President and Chief Financial Officer
Jerald W. Richards

*	Controller (Principal Accounting Officer)
Stephanie A. Brady

*	Director
Linda M. Breard

*	Director
William L. Driscoll

*	Director
Charles P. Grenier

*	Director
John S. Moody

*	Director
Lawrence S. Peiros

*	Director
Gregory L. Quesnel

*	As Attorney-in-fact

By:	/s/ Michael J. Covey
Michael J. Covey